                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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         Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Under Rule 14a-12


                        RAPTOR NETWORKS TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fees paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1. Amount Previously Paid:

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

                        RAPTOR NETWORKS TECHNOLOGY, INC.

                           1241 E. Dyer Rd., Suite 150
                           Santa Ana, California 92705
                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 31, 2006

To the shareholders of Raptor Networks Technology, Inc.:

         The Annual Meeting of Shareholders of Raptor Networks Technology, Inc. (the "Company") will be held at the Company's executive offices at 1241 E. Dyer Rd., Suite 150, Santa Ana, California 92705, on May 31, 2006 at 8:00 A.M. Pacific Time, for the following purposes:

         1. To elect four persons to serve as directors of the Company (the nominees for election to our Board of Directors are named in the attached Proxy Statement, which is part of this Notice);

         2. To approve an amendment to the Company's Articles of Incorporation to increase the authorized level of its common stock;

         3. To ratify the appointment of Comiskey & Company, P.C. as the independent public accountants of the Company for the fiscal year ending December 31, 2006; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on April 28, 2006, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please sign the enclosed proxy and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the Annual Meeting. If you return your proxy card, you may nevertheless attend the Annual Meeting and vote your shares in person.

                                           By Order of the Board of Directors,

                                           RAPTOR NETWORKS TECHNOLOGY, INC.

                                           /s/ Bob van Leyen

                                           Bob van Leyen,
                                           Chief Financial Officer and Secretary

                        RAPTOR NETWORKS TECHNOLOGY, INC.

                           1241 E. Dyer Rd., Suite 150
                           Santa Ana, California 92705
                             ----------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 31, 2006
                             ----------------------

                                 PROXY STATEMENT
                            ------------------------

                             SOLICITATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Raptor Networks Technology, Inc. (the "Company," or "we," "us," "our"), for use at our Annual Meeting of Shareholders to be held at our executive offices at 1241 E. Dyer Rd., Suite 150, Santa Ana, California 92705, on May 31, 2006, at 8:00 A.M. Pacific Time, and at any and all adjournments thereof. Shareholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to the Company. All shares represented by each properly executed and unrevoked proxy received in advance of the Annual Meeting, and that are not revoked, will be voted in the manner specified therein, and if no direction is indicated, "for" each of the proposals described on the proxy card.

         Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary, by submitting prior to or at the Annual Meeting a later dated proxy executed by the person executing the prior proxy, or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

         Any shareholder who would like to vote in person at the Annual Meeting and owns shares in street name should inform his/her broker of such plans and request a legal proxy from the broker. Such shareholders will need to bring the legal proxy with them to the Annual Meeting and valid picture identification such as a driver's license or passport in addition to documentation indicating share ownership. Such shareholders who do not receive the legal proxy in time should bring with them to the Annual Meeting their most recent brokerage account statement showing that they owned Raptor Networks Technology, Inc., stock as of the record date. Upon submission of proper identification and ownership documentation, we will be able to verify ownership of our common stock and admit the shareholder to the Annual Meeting; however, such shareholder will not be able to vote his/her shares at the Annual Meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and such shareholder's vote will not be counted unless he/she appears at the Annual Meeting and votes in person.

         Our Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals referred to in this Proxy Statement and specified in the Notice of Meeting. So far as is known to our Board of Directors, no other matters are to be brought before the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that shares represented by proxies held by management will be voted in accordance with the judgment of the persons voting the shares.

         This Proxy Statement, the accompanying proxy card and our latest Annual Report on Form 10-KSB are being mailed to our shareholders on or about April 28, 2006. We will bear the cost of soliciting proxies. The solicitation will be made by mail and expenses will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock. Further solicitation of proxies may be made by telephone or oral communications with some shareholders. Our regular employees, who will not receive additional compensation for the solicitation, will make such further solicitations.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         Only holders of record of the 54,204,367 shares of our common stock outstanding at the close of business on April 28, 2006, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Each share of common stock is entitled to one vote on all matters to be voted on by shareholders. Under Colorado law, our Articles of Incorporation and our Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at a meeting of shareholders. Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

         An "abstention" is the voluntary act of not voting by a shareholder who is present at a meeting and entitled to vote. "Broker non-votes" are shares of voting stock held in record name by brokers and nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

         All proxies delivered to us will be counted in determining the presence of a quorum, including those providing for abstention or withholding of authority and those delivered by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters. Assuming a quorum is present, for Proposal No. 1 (the election of directors) the four nominees for director receiving the highest number of affirmative votes will be elected; votes withheld and votes against a nominee have no practical effect. For all other proposals other than election of directors, assuming that a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote (which shares voting affirmatively also constitute at least a majority of the required quorum) is required for approval; in such matters, abstentions and broker non-votes are not counted. Each shareholder will be entitled to one vote, in person or by proxy, for each share of common stock held of record on the record date. Votes cast at the Annual Meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the Annual Meeting.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         Our Board of Directors recommends that our shareholders vote "for" each of the proposals described in this Proxy Statement and the accompanying Notice of Meeting.

         THE PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 17, 2006, certain information with respect to the beneficial ownership of our common stock by (i) each of our Named Executive Officers, (ii) each of our directors, (iii) each person known to us to be the beneficial owner of more than 5% of each class of our outstanding voting securities, and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 54,204,367 shares of common stock outstanding as of April 17, 2006.

                                            NUMBER OF SHARES OF
                                               COMMON STOCK            PERCENT OF COMMON STOCK
NAME OF BENEFICIAL OWNER(1)                  BENEFICIALLY OWNED          BENEFICIALLY OWNED
---------------------------                  ------------------          ------------------
Thomas M. Wittenschlaeger                      3,116,667(2)                    5.74%
Bob van Leyen                                    600,000(3)                    1.10%
Edwin Hoffman(4)                               1,875,000                       3.46%
Ananda Perera(5)                               2,125,000                       3.92%
Tarek Obaid
Fininfor Conseil
11 rue du General-Du-Four                      3,099,919(6)                    5.72%
1204 Geneve, Switzerland
Albert Wong                                      450,000(7)                     *
Ken Bramlett                                      33,333(8)                     *
Larry L. Enterline                                33,333(9)                     *
All executive officers and directors
as a group (7 persons)                         8,233,333(10)                  15.00%

* Less than 1%.
_____________________

(1) Unless otherwise indicated, the address is c/o Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705.
(2) Thomas Wittenschlaeger is our President, Chief Executive Officer and Chairman of the Board. Includes 116,667 shares of common stock issuable upon the exercise of options which were exercisable as of April 17, 2006 or exercisable within 60 days after April 17, 2006.
(3) Bob van Leyen is our Chief Financial Officer and Secretary. Includes 200,000 shares of common stock issuable upon the exercise of options which were exercisable as of April 17, 2006 or exercisable within 60 days after April 17, 2006.
(4) Edwin Hoffman is our former Chief Development Officer. Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Mr. Hoffman no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended. Mr. Hoffman's new title is "Founder and Chief Solutions Architect."

(5) Ananda Perera is our former Chief Technical Officer. Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Mr. Perera no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended. Mr. Perera's new title is "Founder and Chief Enterprise Architect."
(6) Includes 683,463 shares of common stock directly owned by Tarek Obaid and an additional 2,416,456 shares of common stock which we are informed and believe are indirectly beneficially owned by Tarek Obaid as follows: 1,072,456 shares owned by Turki bin Abdullah, 672,000 shares owned by Almamlaka, Ltd., and 672,000 shares owned by The Leopard-Alliance.
(7) Albert Wong is one of our directors. Includes 33,333 shares of common stock issuable upon the exercise of options which were exercisable as of April 17, 2006 or exercisable within 60 days after April 17, 2006. Also includes 138,889 shares of common stock, 138,889 shares underlying Series C Warrants and 138,889 shares underlying Series D Warrants held by DMK Investments, LLC, the power to vote or dispose of which is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC.
(8) Ken Bramlett is one of our directors. Includes 33,333 shares of common stock issuable upon the exercise of options which were exercisable as of April 17, 2006 or exercisable within 60 days after April 17, 2006.
(9) Larry L. Enterline is one of our directors. Includes 33,333 shares of common stock issuable upon the exercise of options which were exercisable as of April 17, 2006 or exercisable within 60 days after April 17, 2006.
(10) Includes 400,000 shares of common stock and 200,000 shares issuable upon the exercise of options held by Bob van Leyen; 3,000,000 shares of common stock and 116,667 shares issuable upon the exercise of options held by Thomas Wittenschlaeger; 1,875,000 shares of common stock held by Edwin Hoffman; 2,125,000 shares of common stock held by Ananda Perera; 33,333 shares issuable upon the exercise of options held by Albert Wong; 33,333 shares issuable upon the exercise of options held by Ken Bramlett; and 33,333 shares issuable upon the exercise of options held by Larry L. Enterline. Also includes 138,889 shares of common stock, 138,889 shares underlying Series C Warrants and 138,889 shares underlying Series D Warrants held by DMK Investments, LLC, the power to vote or dispose of which is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC.

                                 PROPOSAL NO. 1
                                 --------------

                              ELECTION OF DIRECTORS

         Our Board of Directors currently is comprised of the following four (4) directors, each of whom is standing for election: Thomas Wittenschlaeger, Ken Bramlett, Larry L. Enterline and Albert Wong.

         Certain information with respect to each of the nominees who will be presented at the Annual Meeting by our Board of Directors for election as a director is set forth below. Although it is anticipated that each nominee will be available to serve as a director, should that nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by our Board of Directors.

         Unless the authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting for the election of the nominees presented below. In the election of directors, assuming a quorum is present, the four nominees receiving the highest number of votes cast at the Annual Meeting will be elected as a director of the Company. Directors hold office until the next annual meeting of shareholders or until their respective successors are elected or until their earlier death, resignation or removal.

                        DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information with respect to our directors, director nominees and executive officers.

NAME                           AGE       POSITION WITH COMPANY
Thomas Wittenschlaeger          48       Chief  Executive Officer, President,
                                           Director and Chairman of the Board
Bob van Leyen                   62       Chief Financial Officer and Secretary
Ken Bramlett                    46       Director (1) (2)
Larry L. Enterline              53       Director (1) (3)
Albert Wong                     57       Director (1) (4)
___________________

(1) Member of the Audit, Nominating and Governance, and Compensation Committees.
(2) Chairperson of the Nominating and Governance Committee.
(3) Chairperson of the Audit Committee.
(4) Chairperson of the Compensation Committee.

         Messrs. Bramlett, Enterline and Wong are "independent" directors as such term is defined in Rule 4200(a)(15) of the NASD listing standards.

         Our Board of Directors is of the opinion that the election to our Board of Directors of each of the Director nominees identified herein, each of whom has consented to serve if elected, would be in our best interests.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ELECTION OF THE NOMINEES NAMED BELOW AS DIRECTORS.

         THOMAS WITTENSCHLAEGER, (age 48), director and nominee, also serves as our Chief Executive Officer, President and Chairman of the Board. Mr. Wittenschlaeger has accumulated more than twenty-two years of experience in the high technology products and services area, much of it in general management with leadership positions in operating units ranging in size from $3 million to $500 million in annual revenues. From 2002 to 2004, he was Senior Vice President of Corporate Development and Chief Technical Officer at Venturi Partners, Inc., a leading provider of information technology and professional staffing services nationwide. From 2000 to 2002, he was Senior Vice President and General Manager of ViaSat Satellite Networks, the commercial arm of ViaSat, Inc. He is a 1979 graduate of the U.S. Naval Academy in Annapolis, Maryland with a B.S. in electrical engineering and post-graduate work in nuclear engineering. He is also a graduate of the UCLA Executive Program in Business and co-founder of UCLA's Executive Program in Marketing. Mr. Wittenschlaeger has been our Chairman of the Board, President and Chief Executive Officer since March 15, 2004.

         LARRY L. ENTERLINE, (age 53), director and nominee, also serves as the Chairperson of our Audit Committee. In February 2006, Mr. Enterline was appointed as the Chief Executive Officer of COMSYS IT Partners, Inc., a leading provider of information technology services. From September 2004 to February 2006, Mr. Enterline acted as a private investor. From 2000 to September 2004, Mr. Enterline served as Chief Executive Officer and as a director of Venturi Partners, Inc., a leading provider of information technology and professional staffing services nationwide. From 1989 to 2000, Mr. Enterline served in various management roles with Scientific Atlanta, Inc., a leading national global manufacturer and supplier of cable network products. Mr. Enterline brings decades of market-defining successes to our Board of Directors. Mr. Enterline is also a member of the board of directors of COMSYS IT Partners, Inc. and Concurrent Computers Corp. Mr. Enterline has been one of our directors since October 18, 2004.

         KEN BRAMLETT, (age 46), director and nominee, also serves as the Chairperson of our Nominating and Governance Committee. Mr. Bramlett has served as Senior Vice President and General Counsel of COMSYS IT Partners, Inc., since January 2006. Prior to that he served as a partner with the Charlotte, North Carolina law firm of Kennedy Covington Lobdell & Hickman, L.L.P. from March 2005 to December 2005. Mr. Bramlett is also a director of World Acceptance Corporation, where he has served on the board of directors since 1994. From 1996 to 2004, Mr. Bramlett served as Senior Vice President and General Counsel of Venturi Partners, Inc., a leading national provider of information technology and professional staffing services and from 1990 to 1996 as a partner with the law firm of Robinson, Bradshaw and Hinson, P.A. Mr. Bramlett brings 20 years of experience in corporate law and governance, public and private equity, and mergers and acquisitions to our Board of Directors. Mr. Bramlett has been one of our directors since December 2, 2004.

         ALBERT WONG, (age 57), director and nominee, also serves as the Chairperson of our Compensation Committee. Mr. Wong has more than twenty years of experience in the high-tech industry, from start-up phase to executive management. He is a co-founder of AST Research, a world class PC manufacturer founded in 1980, where he served as director, Chief Technology Officer & Executive Vice President from 1980 to 1989. Later, he founded AMKLY Systems, a producer of high performance PC and network servers. He was President & CEO of AMKLY through 1996. In October 1998, Mr. Wong was recruited by Clarion Co., Ltd. to start a North America research and development center. He served as director, President & CEO of Clarion Advanced Technology (later as Zandiant Technologies) until June 2003. Since June 2003, Mr. Wong has acted as a private investor. Mr. Wong served as an advisor to the board of directors of Express Manufacturing, Inc., a leading contract manufacturing company, from May 2002 to April 2006. Mr. Wong has also served as a member of board of directors with Printrak International, a leading fingerprint identification company, Netsoft and InfoGation Corporation. Mr. Wong has been one of our directors since May 17, 2004.

                      BUSINESS EXPERIENCE OF KEY MANAGEMENT

         BOB VAN LEYEN, (age 62), is our Chief Financial Officer and Secretary. Mr. van Leyen has more than twenty-four years of experience working in the high-tech industry, holding various executive positions in finance, operations and general management. From 2002 to 2003, Mr. van Leyen served as a partner with Tatum CFO, L.L.C. where he provided financial and operational support to start-up companies in the high-tech industry. From 1999 to 2001, he was a divisional Chief Financial Officer at Wyle Electronics. During his twenty-four years of employment, Mr. van Leyen has managed extensive financial operations organizations in Europe, Asia, and the United States, providing financial support to operations. Mr. van Leyen attended the Dutch Institute of Chartered Auditors and holds a Dutch degree equivalent to a U.S. Bachelor's degree in Business Administration. Mr. van Leyen has served as our Chief Financial Officer and Secretary since September 29, 2003.

                     TERM OF OFFICE AND FAMILY RELATIONSHIPS

         All directors hold office until the next annual meeting of shareholders or until their respective successors are elected or until their earlier death, resignation or removal. Executive officers are appointed by and serve at the discretion of our Board of Directors. There are no family relationships among our executive officers and directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         All of our manufacturing activities have been outsourced to Express Manufacturing Inc. ("EMI"), a subcontractor located in the same vicinity as our principal headquarters. EMI is owned and controlled by the in-laws of our director Albert Wong. Mr. Wong served as an advisor to the board of directors of EMI from May 2002 to April 2006, but has no direct financial interest in the company. We made no payments to EMI in the fiscal year ended December 31, 2003 and approximately $183,000 and $143,000 in payments during fiscal years ended December 31, 2004 and 2005, respectively.

         We entered into a manufacturing agreement with EMI in November 2003, six months prior to Mr. Wong joining our Board of Directors. The agreement has never been modified or amended. We do not have any minimum purchase requirements under the agreement and the agreement does not create an exclusive relationship between us and EMI. The term of the agreement is one year, which automatically renews on an annual basis unless earlier terminated pursuant to terms of the agreement. The agreement may be terminated for convenience by either party upon providing the other party 180 days' prior written notice or by the non-defaulting party in an event of default. Prices are quoted to us by EMI on an order-by-order basis. We are required to provide EMI firm purchase orders at least 90 days prior to the scheduled delivery date. The prices quoted to us by EMI may be adjusted up or down subsequent to us submitting a firm purchase order based on a number of factors, including without limitation rescheduling, cancellations, engineering changes, specification changes and the cost of required supplies and materials. The costs charged to us by EMI may also increase if we provide EMI less than the required 90-day lead time. Payment terms are net 30 days after our receipt of an order.

         EMI's manufacturing activities for us consist of the insertion of chips on our printed circuit boards, testing of our equipment and final assembly of our products. We store our high-cost inventory at our principal headquarters and supply it to EMI as needed to meet our orders. Our low-cost inventory (such as component parts) are stored at EMI's warehouse at no additional cost to us so long as we continue to utilize EMI as our manufacturer. We currently conduct final systems testing at our principal headquarters, but we anticipate that this responsibility will be transferred to EMI sometime during 2006.

         All price quotes received by us from EMI must be reviewed and approved by both our operations department and our financing department prior to us placing any firm purchase order with EMI. Our management and operations team believe, based on their industry experience, that the prices quoted and charged to us by EMI are competitive within the industry given our low order quantities. We also engage in comparative manufacturing pricing analysis from time to time to ensure EMI's price quotes are in line with current market rates. We have no reason to believe that Mr. Wong's relationship with EMI has resulted in us being charged materially less or materially more than EMI would charge unaffiliated third parties for comparable services.

         We previously entered into a consulting agreement with Alchemy Advisors, LLC and Atlantic Communications, Inc., entities under the common control of former shareholder Mr. Micro Teta, who as of December 31, 2003, owned, directly or indirectly, 17.73% of our common stock. This shareholder subsequently informed our Chief Financial Officer that he had reduced his shareholdings to one million shares (or 3.2% of shares outstanding) as of December 31, 2004, although we are unable to verify the amount of such holdings. The consulting agreement was for a two-year period beginning July 1, 2003 and included payment of $180,000 and the issuance of 3,136,100 shares of our common stock (valued at $1,568,050 at the time of issuance). The consulting agreement was terminated by mutual consent of the parties as of December 31, 2004, prior to its scheduled expiration. We are informed and believe that Mr. Teta passed away in 2005 and we are unaware of how his estate has distributed any shares of our common stock held by him.

         Director Albert Wong is Manager and controlling shareholder of DMK Investments, LLC ("DMK"). In June 2004, DMK purchased 138,889 shares of our common stock, 138,889 Series C Warrants and 138,889 Series D Warrants. DMK purchased the common stock and warrants at the same price ($1.80 per unit, each unit consisting of one share of common stock, one Series C Warrant and one Series D Warrant) and on the same terms and conditions as all other investors in our June 2004 financing. The Series C Warrants expire 60 days after the effective date of a registration statement covering the common stock, Series C Warrants and Series D Warrants issued in our June 2004 financing. A registration statement covering these securities has been filed with the Securities and Exchange Commission, but has not yet been declared effective. The Series C Warrants had an original exercise price of $3.00 per share. On August 13, 2004, we amended the terms of the Series C Warrants to have an exercise price of $1.25 per share. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. On December 12, 2005, we entered into an amendment with the holders of our Series D Warrants, including DMK, to reduce the exercise price of the Series D Warrants to $0.50 per share. The amendments to reduce the exercise price of both the Series C Warrants and the Series D Warrants were in each case unanimously approved by our Board of Directors.

                 BOARD OF DIRECTORS MEETINGS AND RELATED MATTERS

         During the fiscal year ended December 31, 2005, our Board of Directors held three meetings and there were thirteen actions by unanimous written consent. Each director attended all three meetings of our Board of Directors held during the fiscal year ended December 31, 2005.

         AUDIT COMMITTEE

         On April 7, 2005, our Board of Directors formed an Audit Committee that consists of three Board members, Larry L. Enterline, Albert Wong and Ken Bramlett. Mr. Enterline is the chairperson of the Audit Committee. The Audit Committee is comprised entirely of non-employee, "independent" (as defined in Rule 4200(a)(15) of the NASD listing standards) directors and operates under a written charter adopted by our Board of Directors. The duties of the Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. The Audit Committee also evaluates the independent public accountants' performance and has sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and to determine whether the independent public accounting firm should be retained by us for the ensuing fiscal year. In addition, the Audit Committee reviews our internal accounting and financial controls and reporting systems practices. A copy of the Audit Committee's current charter may be found at our website at www.raptor-networks.com. The Audit Committee and Board of Directors have confirmed that the Audit Committee does and will continue to include at least three members and has confirmed that Mr. Enterline and Mr. Bramlett meet applicable NASD listing standards for designation as an "Audit Committee Financial Expert" and being "independent" based upon their experience noted herein. The Audit Committee and Board of Directors expects that, if elected, Mr. Enterline and Mr. Bramlett will meet the applicable NASD listing standards for designation as an "Audit Committee Financial Expert" and being "independent"; however, there can be no guarantee that these persons will be elected to our Board of Directors or that, if elected, either will continue to meet such qualifications or will, in fact, be designated as our "Audit Committee Financial Expert." During the fiscal year ended December 31, 2005, the Audit Committee held three meetings and there were two actions by unanimous written consent. Messrs. Bramlett and Enterline attended all three meetings held by the Audit Committee during the fiscal year ended December 31, 2005. Mr. Wong attended two of the three meetings held by the Audit Committee during the fiscal year ended December 31, 2005.

         COMPENSATION COMMITTEE

         On April 7, 2005, our Board of Directors formed a Compensation Committee that consists of three Board members, Larry L. Enterline, Ken Bramlett and Albert Wong. Mr. Wong is the chairperson of the Compensation Committee. The Compensation Committee is comprised entirely of non-employee, "independent" (as defined in Rule 4200(a)(15) of the NASD listing standards) directors and operates under a written charter adopted by our Board of Directors, a copy of which may be found at our website at www.raptor-networks.com. The Compensation Committee is responsible for advising our Board of Directors regarding our responsibilities relating to compensation of our executive officers and Board members. The Compensation Committee is also responsible for evaluating and recommending to our Board of Directors our executive compensation plans, policies and programs. The Compensation Committee establishes compensation policies applicable to our Executive Officers. During the fiscal year ended December 31, 2005, the Compensation Committee did not hold any meetings and there were no actions by unanimous written consent.

         NOMINATING AND GOVERNANCE COMMITTEE

         On April 7, 2005, our Board of Directors formed a Nominating and Governance Committee that consists of three Board members, Larry L. Enterline, Ken Bramlett and Albert Wong. Mr. Bramlett is the chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee is comprised entirely of non-employee, "independent" (as defined in Rule 4200(a)(15) of the NASD listing standards) directors and operates under a written charter adopted by our Board of Directors, a copy of which may be found at our website at www.raptor-networks.com. In such capacity, the Nominating and Governance Committee identifies and reviews the qualifications of candidate nominees to our Board of Directors. The Nominating and Governance Committee will consider candidate nominees for election as director who are recommended by shareholders. Recommendations should be sent to our Secretary and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any candidate to be considered for nomination and, if nominated, to be included in the Proxy Statement, such recommendation must be received by the Secretary not less than 120 days prior to the anniversary date of our mailing of our Proxy Statement for the most recent annual meeting of shareholders.

         The Nominating and Governance Committee believes that it is desirable that directors possess an understanding of our business environment and have the knowledge, skills, expertise and such diversity of experience that our Board of Directors' ability to manage and direct our affairs and business is enhanced. Additional considerations may include an individual's capacity to enhance the ability of committees of our Board of Directors to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements. The Nominating and Governance Committee may receive candidate nomination suggestions from current Board members, Company executive officers or other sources, which may be either unsolicited or in response to requests from our Board of Directors for such candidates. The Nominating and Governance Committee may also, from time to time, engage firms that specialize in identifying director candidates. Once a person has been identified by our Board of Directors as a potential candidate, our Board of Directors may collect and review publicly available information regarding the person to assess whether the person should be considered further. If our Board of Directors determines that the candidate warrants further consideration, a member of our Board of Directors may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board of Directors, our Board of Directors may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate. Our Board of Directors may consider all such information in light of information regarding any other candidates that our Board of Directors might be evaluating for nomination to our Board of Directors. A member of our Board of Directors may also contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. With the nominee's consent, our Board of Directors may also engage an outside firm to conduct background checks on candidates as part of the nominee evaluation process. Our Board of Directors' evaluation process does not vary based on the source of the recommendation, though in the case of a shareholder nominee, our Board of Directors may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

         During the fiscal year ended December 31, 2005, the Nominating and Governance Committee did not hold any meetings and there were no actions by unanimous written consent. In compiling our Board of Directors nominees appearing in this Proxy Statement, nominee referrals as well as nominee recommendations were received from existing directors. Three of the four members of our Board of Directors are "independent" directors (as defined in Rule 4200(a)(15) of the NASD listing standards). No paid consultants were engaged by us, our Board of Directors or any of our committees for the purposes of identifying qualified, interested Board of Directors candidates.

                              CORPORATE GOVERNANCE

         Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Ethics that applies to our Chief Executive Officer and our senior financial officers.

         We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-B by describing on our Internet website, located at www.raptor-networks.com, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

         Information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of our executive officers or directors serve as an officer, director or member of a compensation committee of any other entity for which an executive officer or director thereof is also a member of our Board of Directors.

                COMPENSATION OF EXECUTIVE OFFICERS AND MANAGEMENT

         The following table provides information concerning the annual and long-term compensation for the years ended December 31, 2005, 2004 and 2003 earned for services in all capacities as an employee by our Chief Executive Officer and each of our other highest paid executive officers (up to a maximum of four) who received an annual salary and bonus of more than $100,000 for services rendered to us during 2005 (the "Named Executive Officers"). Other than as set forth below, no executive officer's total annual salary and bonus exceeded $100,000 during 2005.

                                     SUMMARY COMPENSATION TABLE
                                     --------------------------
                                                                                  LONG TERM
                                                    ANNUAL COMPENSATION          COMPENSATION
                                                -----------------------------    -------------
                                                                                  SECURITIES
                                    FISCAL                                        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR          SALARY          BONUS         STOCK OPTIONS     COMPENSATION($)
----------------------------       -------      ------------    -------------    -------------     ---------------
Thomas Wittenschlaeger (1)           2005        $155,000(2)            --         350,000(3)        $29,381(4)
President, CEO and Chairman          2004        $148,458(2)    $4,815,000(5)      350,000(3)        $19,694(6)
 of Board                            2003              --               --              --                --

Bob van Leyen                        2005        $125,000(7)            --         300,000(8)        $14,638(9)
CFO and Secretary                    2004        $183,750(7)      $632,000(10)          --           $14,761(11)
                                     2003         $41,045               --         300,000(8)             --

Edwin Hoffman (12)                   2005        $125,000(13)      $40,000(14)          --            $9,079(15)
Chief Development Officer            2004        $187,083(13)           --              --           $21,192(16)
                                     2003         $63,125                               --                --

Ananda Perera (17)                   2005        $125,000(18)      $25,000(19)          --            $2,760(20)
Chief Technical Officer              2004        $178,333(18)      $60,000(21)          --            $2,798(22)
                                     2003         $65,833               --              --                --

Lyle Pearson (23)                    2005              --               --              --                --
Former CEO and Chairman of Board     2004         $62,500               --              --            $2,272(24)
                                     2003         $87,500               --              --                --
_______________

(1) Mr. Wittenschlaeger commenced employment with us on March 15, 2004 and was named President and Chief Executive Officer as of that date.
(2) In November 2004, we decreased all executive annual salary levels in order to reduce expense run rates, resulting in a reduction of Mr. Wittenschlaeger's annual salary from $195,000 to $155,000. This reduced salary level remained in effect throughout 2005. It is our intention to begin restoring executive compensation to what we believe to be more competitive levels once we achieve certain revenue goals.
(3) On July 15, 2004, Mr. Wittenschlaeger was granted a non-plan stock option to purchase 350,000 shares of our common stock at an exercise price of $1.75 per share, which vests at the rate of 33-1/3% on each of July 15, 2005, 2006 and 2007, and expires on July 15, 2012. On January 5, 2005, our Board of Directors unilaterally repriced the exercise price of all outstanding stock options held by our employees and directors that had an exercise price greater than $1.00 per share to have a new exercise price equal to $1.00 per share. As a result, on January 5, 2005, the exercise price of Mr. Wittenschlaeger's July 15, 2004 stock option was repriced to $1.00 per share. The other terms of Mr. Wittenschlaeger's July 15, 2004 stock option, including the number of shares covered by the option, the rate of vesting and the expiration date, were not changed. The repricing is deemed to have resulted in a cancellation and regrant of Mr. Wittenschlaeger's July 15, 2004 stock option as of January 5, 2005 and, hence, is reported in both fiscal year 2004 and 2005.
(4) Consists of $20,694 in reimbursement of temporary living expenses for an apartment in Southern California and $8,687 in health and life insurance premiums.

(5) Mr. Wittenschlaeger was granted 3,000,000 shares of our common stock in conjunction with the commencement of his employment with us. The value of the shares, issued to Mr. Wittenschlaeger on March 17, 2004, is calculated based upon a $1.58 fair market price per share valuation as of the date of grant. The shares were issued to Mr. Wittenschlaeger as "restricted securities" under the Securities Act of 1933, as amended, and are not the subject of a registration statement filed with the Securities and Exchange Commission or any state securities authority. Also includes a $75,000 hiring bonus paid in connection with Mr. Wittenschlaeger's relocation from Atlanta, Georgia to Southern California.
(6) Consists of $11,064 in reimbursement of temporary living expenses for an apartment in Southern California and $8,630 in health and life insurance premiums.
(7) In November 2004, we decreased all executive annual salary levels in order to reduce expense run rates, resulting in a reduction of Mr. Van Leyen's annual salary from $190,000 to $125,000. This reduced salary level remained in effect throughout 2005. It is our intention to begin restoring executive compensation to what we believe to be more competitive levels once we achieve certain revenue goals.
(8) On September 29, 2003, Mr. van Leyen was granted a non-plan stock option to purchase 300,000 shares of our common stock at an exercise price of $1.50 per share, which vests at the rate of 33-1/3% on each of September 29, 2004, 2005 and 2006, and expires on September 29, 2011. On January 5, 2005, our Board of Directors unilaterally repriced the exercise price of all outstanding stock options held by our employees and directors that had an exercise price greater than $1.00 per share to have a new exercise price equal to $1.00 per share. As a result, on January 5, 2005, the exercise price of Mr. van Leyen's September 29, 2003 stock option was repriced to $1.00 per share. The other terms of Mr. van Leyen's September 29, 2003 stock option, including the number of shares covered by the option, the rate of vesting and the expiration date, were not changed. The repricing is deemed to have resulted in a cancellation and regrant of Mr. van Leyen's September 29, 2003 stock option as of January 5, 2005 and, hence, is reported in both fiscal year 2003 and 2005.
(9)    Consists of $14,638 in health and life insurance premiums.
(10) Mr. van Leyen was granted 400,000 shares of our common stock as a retention incentive bonus on April 15, 2004. The value of the shares is calculated based upon a $1.58 fair market price per share valuation as of the date of grant. The shares were issued to Mr. Van Leyen as "restricted securities" under the Securities Act of 1933, as amended, and are not the subject of a registration statement filed with the Securities and Exchange Commission or any state securities authority.
(11)   Consists of $14,761 in health and life insurance premiums.
(12) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Mr. Hoffman no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended. Mr. Hoffman's new title is "Founder and Chief Solutions Architect."
(13) In November 2004, we decreased all executive annual salary levels in order to reduce expense run rates, resulting in a reduction of Mr. Hoffman's annual salary from $190,000 to $125,000. This reduced salary level remained in effect throughout 2005. It is our intention to begin restoring executive compensation to what we believe to be more competitive levels once we achieve certain revenue goals.
(14) Mr. Hoffman was granted a retention incentive bonus of $40,000 in November 2005.
(15)   Consists of $9,079 in health and life insurance premiums.
(16) Consists of $12,000 in reimbursement for expenses incurred by Mr. Hoffman in relocating from England to Southern California, and $9,192 in health and life insurance premiums.
(17) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Mr. Perera no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended. Mr. Perera's new title is "Founder and Chief Enterprise Architect."
(18) In November 2004, we decreased all executive annual salary levels in order to reduce expense run rates, resulting in a reduction of Mr. Perera's annual salary from $180,000 to $125,000. This reduced salary level remained in effect throughout 2005. It is our intention to begin restoring executive compensation to what we believe to be more competitive levels once we achieve certain revenue goals.
(19)   Mr. Perera was granted a performance bonus of $25,000 in December 2005.
(20)   Consists of $2,760 in health and life insurance premiums.
(21)   Mr. Perera was granted a performance bonus of $60,000 in July 2004.
(22)   Consists of $2,798 in health and life insurance premiums.
(23)   Mr. Pearson resigned as an officer and director on March 12, 2004.
(24)   Consists of $2,272 in health and life insurance premiums.

Special Note Regarding Stock Bonuses Paid in 2004
-------------------------------------------------

         In late 2003 and early 2004, our Board of Directors reviewed and assessed our then existing management structure, which included the resignation of then CEO, Lyle Pearson, and the hiring of current CEO, President and Chairman of the Board, Thomas Wittenschlaeger in March 2004. In order to retain the services of a CEO with the necessary qualifications, and given our Board of Directors' assessment that our start-up company budget would prevent us from being able to pay the market-rate salary for a qualified CEO in light of our unfavorable financial situation, our Board of Directors determined that it was necessary to offer Mr. Wittenschlaeger 3,000,000 shares of our common stock as a hiring bonus as part of his initial compensation for joining our management team. Similarly, in order to retain the services of our CFO, Bob van Leyen, who our Board of Directors deemed to be a vital component of our management structure through the period of CEO transition from Mr. Pearson to Mr. Wittenschlaeger, our Board of Directors deemed it appropriate to grant to Mr. van Leyen 400,000 shares of our common stock in April 2004 as a retention incentive bonus.

         The 3,000,000 shares of common stock granted to Mr. Wittenschlaeger and the 400,000 shares of common stock granted to Mr. van Leyen (the "2004 Bonus Stock") were issued in private transactions without registration under the Securities Act of 1933, as amended (the "Securities Act"), and bear an appropriate restrictive legend. As of the dates of grant, the fair market value of the 2004 Bonus Stock was determined by our Board of Directors to be $1.58 per share, based on the then current OTC Bulletin Board trading price of our common stock and the restricted status of the shares. On April 17, 2006, the high and low sale prices for a share of our common stock as reported by Pink Sheets, LLC, were $0.63 and $0.59, respectively.

         Mr. Wittenschlaeger and Mr. van Leyen are contractually prohibited from selling any shares of our stock held by them, including the 2004 Bonus Stock, until 180 days after the effective date of a registration statement covering the securities issued in our 2005 Private Placement of "units," with each unit consisting of four shares of common stock and one Series G Warrant to purchase common stock. A registration statement covering the securities issued in our 2005 Private Placement has been filed with the Securities and Exchange Commission, but has not yet been declared effective. As of April 17, 2006, none of the 2004 Bonus Stock had been sold or transferred by either Mr. Wittenschlaeger or Mr. van Leyen. Any sales or transfers of the 2004 Bonus Stock would need to be made pursuant to registration under the Securities Act or an appropriate exemption from registration. We have no plans to register for resale any of the 2004 Bonus Stock under the Securities Act nor have we received any request to do so as of April 17, 2006.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table summarizes options to purchase shares of our common stock granted by us during the fiscal year ended December 31, 2005, to each of the Named Executive Officers.

                                                       PERCENT OF TOTAL
                                                      OPTIONS GRANTED TO       EXERCISE OF
                               NUMBER OF SECURITIES   EMPLOYEES IN FISCAL      BASE PRICE
       NAME                     UNDERLYING OPTIONS            YEAR                ($/SH)    EXPIRATION DATE
       ----                     ------------------    -------------------      -----------  ---------------
Thomas Wittenschlaeger(1)            350,000                  14.1%               $1.00        7/15/2012
Bob van Leyen(2)                     300,000                  12.1%               $1.00        9/29/2011
Edwin Hoffman(3)                           0                  --                  --               --
Ananda Perera(4)                           0                  --                  --               --
_________________

(1) On July 15, 2004, Mr. Wittenschlaeger was granted a non-plan stock option to purchase 350,000 shares of our common stock at an exercise price of $1.75 per share, which vests at the rate of 33-1/3% on each of July 15, 2005, 2006 and 2007, and expires on July 15, 2012. On January 5, 2005, our Board of Directors unilaterally repriced the exercise price of all outstanding stock options held by our employees and directors that had an exercise price greater than $1.00 per share to have a new exercise price equal to $1.00 per share. As a result, on January 5, 2005, the exercise price of Mr. Wittenschlaeger's July 15, 2004 stock option was repriced to $1.00 per share. The other terms of Mr. Wittenschlaeger's July 15, 2004 stock option, including the number of shares covered by the option, the rate of vesting and the expiration date, were not changed. The repricing is deemed to have resulted in a cancellation and regrant of Mr. Wittenschlaeger's July 15, 2004 stock option as of January 5, 2005 and, hence, is reported as an option grant in 2005.
(2) On September 29, 2003, Mr. van Leyen was granted a non-plan stock option to purchase 300,000 shares of our common stock at an exercise price of $1.50 per share, which vests at the rate of 33-1/3% on each of September 29, 2004, 2005 and 2006, and expires on September 29, 2011. On January 5, 2005, our Board of Directors unilaterally repriced the exercise price of all outstanding stock options held by our employees and directors that had an exercise price greater than $1.00 per share to have a new exercise price equal to $1.00 per share. As a result, on January 5, 2005, the exercise price of Mr. van Leyen's September 29, 2003 stock option was repriced to $1.00 per share. The other terms of Mr. van Leyen's September 29, 2003 stock option, including the number of shares covered by the option, the rate of vesting and the expiration date, were not changed. The repricing is deemed to have resulted in a cancellation and regrant of Mr. van Leyen's September 29, 2003 stock option as of January 5, 2005 and, hence, is reported as an option grant in 2005.
(3) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Edwin Hoffman no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.
(4) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Ananda Perera no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

         The following table summarizes exercises of stock options during the fiscal year ended December 31, 2005 by each of the Named Executive Officers and the year-end value of unexercised options for the Named Executive Officers.

                                                                       NUMBER OF
                                                                 UNEXERCISED SECURITIES          VALUE OF UNEXERCISED
                                    SHARES          VALUE          UNDERLYING OPTIONS           IN-THE-MONEY OPTIONS
                                   ACQUIRED        REALIZED        AT FISCAL YEAR END             AT FISCAL YEAR END
         NAME                    ON EXERCISE         ($)        EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-------------------------        -----------     -----------    -------------------------     -------------------------
Thomas Wittenschlaeger                 0             N/A              116,667/233,333                    N/A(1)
Bob van Leyen                          0             N/A              200,000/100,000                    N/A(1)
Edwin Hoffman(2)                       0             N/A                    0/0                          N/A
Ananda Perera(3)                       0             N/A                    0/0                          N/A
____________________

(1) As of December 31, 2005, none of the options held by the Named Executive Officers were in-the-money.
(2) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Edwin Hoffman no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.
(3) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Ananda Perera no longer meets the criteria of an "officer" as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

                         LONG-TERM INCENTIVE PLAN AWARDS

         In 2005, no awards were given to the Named Executive Officers under long-term incentive plans.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2005.

                                        Number of Shares to be      Weighted Average       Number of Securities
Plan Category                            Issued Upon Exercise        Exercise Price       Available for Issuance
--------------------------------        ----------------------      ----------------      -----------------------
PLANS APPROVED BY STOCKHOLDERS
   2005 Stock Plan(1)                             0                       N/A                    3,000,000

PLANS NOT APPROVED BY STOCKHOLDERS
   Non-Plan Stock Options(2)                   2,020,000                 $1.00                      N/A
   Warrants for Services(3)                   10,008,119                  1.59                      N/A

TOTAL                                         12,028,119                  1.49                   3,000,000
___________________

(1) Our 2005 Stock Plan (the "2005 Plan") was approved by our Board of Director's on April 7, 2005 and approved by our shareholders on June 9, 2005 at our 2005 Annual Meeting of Shareholders. Under the 2005 Stock Plan, options to purchase up to 3,000,000 shares of our common stock may be granted.
(2) Consists of stock options to purchase shares of our common stock granted to our employees and directors outside of a formal stock option plan. These stock options vest at the rate of 33-1/3% on each of the first, second and third anniversaries of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, our Board of Directors unilaterally repriced the exercise price of all outstanding stock options held by our employees and directors that had an exercise price greater than $1.00 per share to have a new exercise price equal to $1.00 per share.
(3) Consists of warrants to purchase shares of our common stock granted in consideration for consulting services, advisory services, placement agent services and similar services rendered to us by third parties.

                EMPLOYMENT AGREEMENTS; TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

         There are no employment contracts, termination agreements, or change-in-control arrangements between us and any of our Named Executive Officers.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         We apply a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that our achievements result from the coordinated efforts of all individuals working toward common objectives. We strive to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

         The goals of the compensation program are to align compensation with business objectives and performance, and to enable us to attract, retain and reward executive officers that contribute to our long-term success. Our compensation program for executive officers is based on the same four principles applicable to compensation decisions for all of our employees:

         o We pay competitively. We are committed to providing a pay program that helps attract and retain highly qualified people in the industry. To ensure that pay is competitive, we compare our pay practices with those of other leading companies of similar size and set our pay parameters based on this review.

         o We pay for relative sustained performance. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by our Board of Directors by reviewing the extent to which strategic and business plan goals are met, including such factors as revenues, operating profit and cash flow.

         o We strive for fairness in the administration of pay and to achieve a balance of the compensation paid to a particular individual with the compensation paid to other executives both inside the Company and at comparable companies.

         o We believe that employees should understand the performance evaluation and pay administration process. The process of assessing performance is as follows:

                  1. At the beginning of the performance cycle, the Chief Executive Officer or other evaluating manager sets key objectives and goals.

                  2. The evaluating manager gives the employee ongoing feedback on performance.

                  3. At the end of the performance cycle, the manager objectively and subjectively evaluates the accomplishment of key objectives and goals.

                  4. The manager compares the results to the results of peers within the Company.

                  5. The evaluating manager communicates the comparative results to the employee.

                  6. The comparative result affects decisions on salary and, if applicable, bonus and stock options.

COMPENSATION VEHICLES

         We have historically used a compensation program that consists of cash and equity based compensation. The vehicles are:

         SALARY. We set the base salary for our employees by reviewing the base salary for competitive positions in the market in order to attract, retain, and motivate highly talented individuals at all levels in the organization.

         BONUS. We utilize incentive compensation from time to time for selected employees to reward achievement of key objectives and goals.

         EMPLOYEE STOCK OPTIONS. The purpose of option grants is to provide additional incentives to selected employees to work to maximize shareholder value. Our Board of Directors determines all stock option grants. Stock options generally are granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant and vest in equal annual installments over a three-year period.

REPORT ON REPRICING OF OPTIONS

         In January 2005, our Board of Directors concluded that as a result of the substantial number of outstanding stock options that were underwater (i.e., the exercise price exceeded the then current market price of our common stock), the value of such stock options as a means of motivating and retaining employees had been significantly diminished. In response, on January 5, 2005, our Board of Directors unilaterally repriced the exercise price of all outstanding stock options held by our employees and directors that had an exercise price greater than $1.00 per share to have a new exercise price equal to $1.00 per share. The repricing was designed to restore the value of the existing stock options as a means of motivating and retaining qualified employees and directors in order to meet our long-term objectives. The repricing did not impact the number of shares covered by the options, their rate of vesting or their expiration date.

         As a result of the repricing, the exercise price of Mr. Wittenschlaeger's non-plan stock option to purchase 350,000 shares of our common stock, originally granted on July 15, 2004, was repriced from $1.75 per share to $1.00 per share. Similarly, the exercise price of Mr. van Leyen's non-plan stock option to purchase 300,000 shares of our common stock, originally granted on September 29, 2003, was repriced from $1.50 per share to $1.00 per share. As stated above, the repricing did not impact the number of shares covered by the options held by Messrs. Wittenschlaeger and van Leyen, nor did it effect the rate of vesting or the expiration date of these options.

                                            COMPENSATION COMMITTEE:

                                            Albert Wong, Chairman
                                            Larry L. Enterline
                                            Ken Bramlett

                             AUDIT COMMITTEE REPORT

         The Audit Committee of Raptor Networks Technology, Inc.'s Board of Directors reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and reviewed and discussed the audited consolidated financial statements of Raptor Networks Technology, Inc., both with and without management present. In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Raptor Networks Technology, Inc. that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the Audit Committee's review and discussions with management, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Raptor Networks Technology, Inc. be included in Raptor Networks Technology, Inc.'s annual report on Form 10-KSB for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment of Comiskey & Company, P.C. to serve as the Company's independent auditors for the year ending December 31, 2006, and the Board of Directors concurred with such selection.

                                            AUDIT COMMITTEE:

                                            Larry L. Enterline, Chairman
                                            Ken Bramlett
                                            Albert Wong

                             DIRECTORS' COMPENSATION

         Each of our non-employee directors currently receive cash compensation in the amount of $15,000 per year for service on our Board of Directors and all of our directors are reimbursed for reasonable expenses in connection with attendance at board meetings. The director's fees earned in the fiscal year ended December 31, 2005 are as follows:

                                      DIRECTOR'S FEES EARNED IN THE FISCAL YEAR
       DIRECTOR                               ENDED DECEMBER 31, 2005
       ---------------------          -----------------------------------------
       Larry Enterline                              $15,000
       Ken Bramlett                                 $15,000
       Albert Wong                                  $15,000

         Our Board of Directors previously adopted a policy to grant each non-employee director an initial option to purchase shares of our common stock on the date of his/her commencement of service as a director. Pursuant to this policy, non-employee directors were granted options to purchase shares of our common stock in fiscal years 2004 and 2005 as follows: Mr. Wong, 100,000 shares on May 17, 2004, exercisable at $3.50 per share; Mr. Enterline, 75,000 shares on October 18, 2004 and 25,000 shares on January 20, 2005, exercisable at $1.50 per share and $1.00 per share, respectively; and Mr. Bramlett, 100,000 shares on December 2, 2004, exercisable at $1.00 per share. On January 5, 2005, our Board of Directors unilaterally repriced the exercise price of all outstanding stock options held by our employees and directors that had an exercise price greater than $1.00 per share to have a new exercise price equal to $1.00 per share. As a result, on January 5, 2005, the 100,000 options with an exercise price of $3.50 per share held by Mr. Wong and the 75,000 options with an exercise price of $1.50 per share held by Mr. Enterline were repriced to have a new exercise price of $1.00 per share of our common stock. The options granted to Messrs. Wong, Enterline and Bramlett vest in three equal annual installments commencing on the first anniversary of the original date of grant (rather than the January 5, 2005 repricing date for repriced options) and expire on the eight-year anniversary of the original date of grant.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These officers, directors and shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all such reports that they file.

         We have conducted a review of our process and procedures concerning possible deficiencies in our monitoring of, and assuring compliance with, Securities and Exchange Commission reporting requirements concerning changes in beneficial ownership of our securities. In connection with such efforts, we reviewed copies of such reports furnished to us during the fiscal year ended December 31, 2005, and written representations we received from our directors and officers and the certain beneficial owners of more than 10% of our common stock concerning our compliance with Section 16(a) of the Exchange Act. Based on this review, we believe that during the 2005 fiscal year, administrative errors caused the following deficiencies: (i) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by director Larry L. Enterline, consisting of two transactions that were not reported on a timely basis for fiscal year 2005, (ii) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by director Albert Wong, consisting of two transactions that were not reported on a timely basis for fiscal year 2005,
(iii) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by President, CEO and Chairman of the Board, Thomas Wittenschlaeger, consisting of two transactions that were not reported on a timely basis for fiscal year 2005, and (iv) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by CFO and Secretary, Bob van Leyen, consisting of two transactions that were not reported on a timely basis for fiscal year 2005. These filings have now been made and improved processes are in place to assist in assuring future compliance on a timely basis.

                          COMMUNICATIONS WITH DIRECTORS

         Our Board of Directors has established a process to receive communications from shareholders. Shareholders and other interested parties may contact any member (or all members) of our Board of Directors, or the independent directors as a group, any committee of our Board of Directors or any Chair of any such committee by mail or electronically. To communicate with our Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to our Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 1241
E. Dyer Rd., Suite 150, Santa Ana, California 92705. To communicate with any of our directors electronically, a shareholder should send an email to our
Secretary: bob.vanleyen@raptor-networks.com.

         All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to one or more of our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our Board of Directors will be forwarded promptly to the addressee. In the case of communications to our Board of Directors or any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

       POLICY WITH REGARD TO BOARD MEMBERS' ATTENDANCE AT ANNUAL MEETINGS

         It is our policy that our directors are invited and encouraged to attend all of our annual meetings. At the time of our 2005 annual meeting of shareholders, we had four directors, all of whom were in attendance at our 2005 annual meeting of shareholders.

                                 PROPOSAL NO. 2
                                 --------------

             APPROVAL OF AMENDMENT OF THE ARTICLES OF INCORPORATION

         Our Board of Directors has adopted and recommended that our shareholders approve an amendment to our Articles of Incorporation (the "Articles"), to increase the number of authorized shares of our common stock from 75,000,000 shares to 110,000,000 shares pursuant to the Articles of Amendment to Articles of Incorporation attached to this Proxy Statement as Appendix A.

         If adopted, the amendment would become effective upon the filing of articles of amendment with the Colorado Secretary of State, which would occur as soon as practicable following the Annual Meeting. The remainder of our Articles will not change. The additional authorized shares of common stock would be available for future issuance from time to time as our Board of Directors may determine.

         Presently, our Articles also authorize 5,000,000 shares of preferred stock. The approval of Proposal No. 2 will neither increase nor decrease the number of authorized shares of preferred stock.

         On April 17, 2006, we had 54,204,367 shares of common stock issued and outstanding. On that date, an additional 1,665,000 shares of common stock were reserved for issuance pursuant to outstanding options under our equity compensation plans and an additional 16,255,085 shares of common stock were reserved for issuance pursuant to issued and outstanding warrants.

         REASON FOR AUTHORIZATION OF ADDITIONAL SHARES

         Because the aggregate number of shares issued and reserved for future issuance (72.1 million) currently approaches the maximum number of shares we are authorized to issue under our Articles (75 million), approval of the proposed amendment to our Articles is necessary to enable us to respond to our future financing and business requirements involving the issuance of shares, including consummation of common stock-based financings, acquisition transactions involving the issuance of common stock, issuances of common stock under our equity compensation plans, stock splits or dividends and issuances of common stock for other general corporate purposes.

         In particular, we anticipate that additional capital must be raised to fund our operations through the end of 2006 and beyond, and we plan to utilize a significant portion of the shares that would become available upon approval of the increase in authorized common stock to engage in a private placement of our common stock and warrants to purchase common stock to raise additional capital. However, we currently have no commitments for a future private placement or similar financing and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all. In the event we do issue common stock or warrants to purchase common stock in conjunction with a future financing, it could result in a significant dilution to the voting rights and earnings per share of our outstanding common stock.

         Approval of the proposed amendment to our Articles will also allow us to act promptly in the event opportunities requiring the issuance of additional shares arise. Failure of our shareholders to approve the proposed amendment would adversely affect our ability to pursue such opportunities and effectively eliminate future issuances of our common stock until such time as additional shares are authorized.

         The additional authorized shares of common stock that would become available if this proposed amendment is approved by our shareholders may be issued from time to time as our Board of Directors may determine, without prior notice to or further action of our shareholders, except in situations where shareholder approval is otherwise required by law or regulation. The issuance of any or all of these additional authorized shares of common stock would cause dilution to the voting rights and earnings per share of our outstanding shares of common stock. Our Board of Directors believes, however, that approval of the proposed increase in the number of authorized shares of our common stock is in the best interests of us and our shareholders since it would facilitate the financings, corporate transactions and other corporate purposes stated above.

         Our Board of Directors may, in the future, be able to use the additional authorized shares of common stock as a defensive tactic against hostile takeover attempts by issuing additional shares under a shareholder rights plan, in a private placement or other transaction that causes substantial dilution to a person or group that attempts to acquire control of us through a merger or tender offer on terms or in a manner not approved by our Board of Directors, whether or not our shareholders view the change in control, merger or tender offer as favorable. We believe that the authorization of such additional shares of common stock will have no current anti-takeover effect, because no hostile takeover attempts are, to our management's or Board of Director's knowledge, currently threatened.

         We have a number of anti-takeover defenses. For example, consistent with the Colorado Business Corporation Act, we do not have cumulative voting provisions in either our Bylaws or our Articles. Also, our Articles authorize 5,000,000 shares of preferred stock. The affirmative vote of the holders of a majority of our common stock is required to designate one or more series of preferred stock and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. Thereafter, our Board of Directors has the authority to issue the preferred stock from time to time without any further action by our stockholders. The rights of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of the Company. Furthermore, preferred stock may have other rights, including economic rights, senior to common stock.

         Our shareholders have no preemptive right to acquire additional shares of common stock, which means that current shareholders do not have a right to purchase any new issue of shares of common stock in order to maintain their proportionate ownership interests in us.

         A copy of the proposed form of our Articles of Amendment to Articles of Incorporation authorizing up to 110,000,000 shares of common stock is attached to this Proxy Statement as Appendix A.

         REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will constitute shareholder ratification and approval of the proposed amendment to our Articles; provided, that at least a majority of our outstanding shares of common stock entitled to vote on this proposal are present in person or represented by proxy at the Annual Meeting. As noted above, our Board of Directors has approved the proposed amendment to our Articles.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED LEVEL OF OUR COMMON STOCK.

                                 PROPOSAL NO. 3
                                 --------------

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee has appointed the firm of Comiskey & Company, P.C. ("Comiskey & Company") as our independent certified public accountants for the fiscal year ending December 31, 2006, and our Board of Directors requests our shareholders to ratify this appointment by the holders of a majority of the shares represented either in person or proxy at the Annual Meeting. Although shareholder approval of the selection of the independent public accountant is not required by law, we have determined that it is desirable to request the ratification of our shareholders of the Audit Committee's appointment of Comiskey & Company as our independent public accountant for the year ending December 31, 2006. In the event that our shareholders do not ratify the selection of Comiskey & Company as our independent public accountants, the Audit Committee will consider the selection of another independent public accounting firm.

         A representative of Comiskey & Company is not expected to be present at the Annual Meeting. Shareholder inquiries of Comiskey & Company during the Annual Meeting will be noted by us and delivered to Comiskey & Company for response.

         ACCOUNTING FEES

         The Audit Committee's policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee considers whether the performance of any service by our independent auditors is compatible with maintaining such auditor's independence.

         The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2005 and December 31, 2004 by our auditors, Comiskey & Company.

                                        FISCAL 2005             FISCAL 2004
                                        -----------             -----------

Audit Fees(1)                           $    19,023             $   18,431

Audit-Related Fees(2)                   $       364             $        0

Tax Fees(3)                             $     3,000             $    3,000

All Other Fees(4)                       $         0             $        0
_________________

(1) AUDIT FEES consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Comiskey & Company in connection with statutory and regulatory filings or engagements.

(2) AUDIT-RELATED FEES consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." This category includes fees related to due diligence services pertaining to potential business acquisitions/disposition; and consultation regarding accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standard or interpretation by the SEC, FASB or other regulatory or standard-setting bodies as well as general assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act of 2002.

(3) TAX FEES consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance, planning and advice.

(4) ALL OTHER FEES consist of fees for products and services other than the services reported above.

         In selecting Comiskey & Company, the Audit Committee considered Comiskey & Company's qualifications as independent public accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee's review also included matters required to be considered under the Securities and Exchange Commission's rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor's independence will not be impaired. The Audit Committee has considered and determined that Comiskey & Company's provision of non-audit services to us during 2005 is compatible with and did not impair Comiskey & Company's independence.

REQUIRED VOTE AND BOARD RECOMMENDATION

         Although shareholder ratification is not required for our appointment of Comiskey & Company as our independent public accountants for the fiscal year ending December 31, 2006, our Board of Directors has directed that this appointment be submitted to our shareholders for ratification at the Annual Meeting. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will constitute shareholder ratification of our appointment of Comiskey & Company; provided, that at least a majority of our outstanding shares of common stock entitled to vote on this proposal are present in person or represented by proxy at the Annual Meeting. If shareholder ratification of our appointment of Comiskey & Company is not obtained, our Audit Committee may reconsider our appointment of Comiskey & Company as our independent public accountants.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COMISKEY & COMPANY, P.C. TO SERVE AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

                                  ANNUAL REPORT

         A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 accompanies this Proxy Statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

                            PROPOSALS OF SHAREHOLDERS

         Pursuant to Rule 14a-8 under the Exchange Act, proposals by shareholders which are intended for inclusion in our proxy statement and proxy and to be presented at our next annual meeting of shareholders must be received by us by January 1, 2007 in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary at our corporate headquarters and may be included in next year's proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing shareholder proposals. For all other proposals by shareholders to be timely, a shareholder's notice must be received by our Secretary at our corporate headquarters no later than March 14, 2007. Each shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary.

                                  OTHER MATTERS

         Our Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented properly for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holder.

         OUR SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                           By Order of the Board of Directors,

                                           RAPTOR NETWORKS TECHNOLOGY, INC.


                                           /s/ Bob van Leyen

                                           Bob van Leyen,
                                           Chief Financial Officer and Secretary

Santa Ana, California
April 28, 2006

OUR SHAREHOLDERS MAY OBTAIN FREE OF CHARGE AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO:
INVESTOR RELATIONS, RAPTOR NETWORKS TECHNOLOGY, INC., 1241 E. DYER ROAD, SUITE 150, SANTA ANA, CALIFORNIA 92705 OR CALL 949-623-9305.

                                                                      APPENDIX A


                            ARTICLES OF AMENDMENT TO
                       ARTICLES OF INCORPORATION (PROFIT)
                                       OF
                        RAPTOR NETWORKS TECHNOLOGY, INC.

         Pursuant to Section 7-110-106 and Part 3 of Article 90 of Title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

         1. The current name of the corporation is: RAPTOR NETWORKS TECHNOLOGY, INC.

         2. The date the following amendments to the Articles of Incorporation was adopted is: _____________, 2006.

         3. The text of each amendment adopted:

                  Stock Class: Common, Authorized Shares: 110,000,000. Stock Class: Preferred, Authorized Shares: 5,000,000.

         4. This amendment was adopted as follows: The number of shares cast for the amendments by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group - Adopted by the shareholders.

         5. Effective date: To be effective upon filing.

         6. The names and mailing address of the individual who cause this document to be delivered for filing and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

                  Bob van Leyen
                  Chief Financial Officer
                  Raptor Networks Technology, Inc.
                  1241 East Dyer Road, Suite 150
                  Santa Ana, CA 92705


                                      RAPTOR NETWORKS TECHNOLOGY, INC.

                                      By: /s/ Bob van Leyen
                                          --------------------------------------
                                          Bob van Leyen, Chief Financial Officer

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 31, 2006

         The undersigned hereby appoints Thomas M. Wittenschlaeger and Bob van Leyen, and each of them, individually, the attorney, agent and proxy of the undersigned, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of common stock of Raptor Networks Technology, Inc. held of record by the undersigned on April 28, 2006, at the annual meeting of shareholders to be held at our executive offices at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 on May 31, 2006, at 8:00 A.M., Pacific Time, and at any and all adjournments thereof.


1. To elect four directors as follows (circle one):


FOR                                               WITHHOLD AUTHORITY
approval of the election of                       to vote for the nominees
the nominees listed below.                        listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list provided below.)

                  Thomas M. Wittenschlaeger

                  Ken Bramlett

                  Larry L. Enterline

                  Albert Wong

2. To approve an amendment to the Company's Articles of Incorporation to increase the authorized level of its Common Stock (circle one).

                  FOR                   AGAINST               ABSTAIN


3. To ratify the appointment of Comiskey & Company, P.C. as the Company's independent public accountant for the fiscal year ending December 31, 2006 (circle one).

                  FOR                   AGAINST               ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all proposals.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                           Dated: ________________________________________, 2006
                           Name: _______________________________________________
                           Common Shares:_______________________________________
                           _____________________________________________________
                           Signature
                           _____________________________________________________
                           Signature (if jointly held)

                           Please sign exactly as name appears in the records of Raptor Networks Technology, Inc. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.